Ernst & Young LLP                 Suite 3400                 Phone: 515 243 2727
                                  801 Grand Avenue
                                  Des Moines, Iowa 50309-2764




                        Consent of Independent Auditors







We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 6, 1998 (with respect to Principal Mutual Life Insurance Company Variable Life Separate Account) and January 30, 1998 (with respect to The Principal Financial Group(R)), in the Registration Statement (Post-Effective Amendment No. 18 to Form S-6 No. 33-13481) and related Prospectus of Principal Mutual Life Insurance Company Variable Life Separate Account Flex Variable Life - Flexible Premium Variable Life Insurance Policy.

                                                          /s/ Ernst & Young LLP


Des Moines, Iowa
April 15, 1998


Ernst & Young LLp is a member of Ernst & Young International, Ltd.